FIRST AMENDMENT TO THE
CHURCHILL DOWNS INCORPORATED
RESTRICTED STOCK UNIT DEFERRAL PLAN
(As Effective January 1, 2020)
WHEREAS, Churchill Downs Incorporated (the “Company”) maintains the Churchill Downs Incorporated Restricted Stock Unit Deferral Plan, which became effective January 1, 2020 (the “Plan”) for the benefit of its eligible employees; and

WHEREAS, effective January 1, 2020, the Company deems it necessary and desirable to amend the Plan to provide that dividend equivalents accruing on RSUs deferred under the Plan shall be settled in Company Common Stock; and

WHEREAS, this First Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of the amendment.

NOW, THEREFORE, by virtue and in exercise of the powers reserved to the Company under Section 6.1 of the Plan, the Plan is hereby amended in the following respects, effective January 1, 2020:

•Section 2.3 is hereby amended in its entirety to read as follows:

2.3 Rights with Respect to RSUs Deferred under the Plan and Dividend Equivalents. A Participant shall at all times be vested in RSUs deferred hereunder. Notwithstanding such vested interest, during the applicable deferral period, any rights with respect to RSUs deferred hereunder may not be sold, assigned, transferred, exchanged, pledged, hypothecated or otherwise encumbered or disposed of and the Participant shall not have any rights of a stockholder, including, no right to vote the RSUs deferred, receive dividends thereon (provided, dividend equivalents shall accrue on the RSUs and be settled in shares of Employer Common Stock at the same time as the RSUs deferred hereunder are settled to the Participant), or purchase any securities pursuant to that certain Rights Agreement dated as of March 19, 2008, between the Employer and National City Bank, as amended, and as the same may be amended, modified or supplemented from time to time.

IN WITNESS WHEREOF, the Company has caused this First Amendment to the Plan to be executed by its duly authorized representative this 12th day of February, 2020.

CHURCHILL DOWNS INCORPORATED

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